EXHIBIT 99.3

                        DILLON COMPANIES, INC.
              EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                      December 31, 1995 and 1994


                           Table of Contents
                        -----------------

Financial Statements:
- ---------------------

Report of Independent Accountants

Statement of Net Assets Available for Plan Benefits

Statement of Changes in Net Assets Available for Plan Benefits

Notes to Financial Statements




Supplemental Schedules:
- -----------------------

Item 27(a) - Schedule of Assets Held for Investment Purposes

Item 27(d) - Schedule of Reportable Transactions



All other schedules required by Form 5500 have been omitted as being not applicable.

                   REPORT OF INDEPENDENT ACCOUNTANTS
                 ---------------------------------





The Trust Committee
Dillon Companies, Inc.
   Employees  Stock Ownership and Savings Plan



We have audited the accompanying statement of net assets available for plan benefits of the Dillon Companies, Inc. Employees Stock Ownership and Savings Plan as of December 31, 1995 and 1994, and the related statement of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Dillon Companies, Inc. Employees Stock Ownership and Savings Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



(Coopers & Lybrand, L.L.P.)
Coopers & Lybrand, L.L.P.
Cincinnati, Ohio
April 12, 1996

                        DILLON COMPANIES, INC.
              EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                        Statement of Net Assets
                      Available for Plan Benefits

                   As of December 31, 1995 and 1994


                                                       1995          1994
                                                  ------------   ------------
Assets
- -------
  Cash and cash equivalents                       $  5,956,681   $  9,503,497
  Investment contracts with insurance companies     18,610,773     25,963,671
  Investments in BASIC                              28,145,775     21,368,513
  Investments in PIMCO                              14,263,587     12,713,089
  Investments in State Street Fixed Fund            11,442,943      5,598,490
  The Kroger Co. common stock                      207,482,373    127,741,853
  Trust funds managed by:
    State Street Research and Management            15,625,016     10,018,752
    Mellon Capital Stock Index Fund                 14,322,892      6,540,070
                                                  ------------   ------------
                                                   315,850,040    219,447,935

    Other assets                                             -         25,216
                                                  ------------   ------------
       Total assets                                315,850,040    219,473,151
                                                  ------------   ------------





Liabilities
- -----------
  Accounts payable                                     354,219        147,374
  Dividends payable                                     16,763         16,787
                                                  ------------   ------------

    Total liabilities                                  370,982        164,161
                                                  ------------   ------------

Net assets available for plan benefits            $315,479,058   $219,308,990
                                                  ============   ============


















See accompanying notes to financial statements.

                        DILLON COMPANIES, INC.
              EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                  Statement of Changes in Net Assets
                      Available for Plan Benefits

            For the Years Ended December 31, 1995 and 1994

                                                                                  1995           1994
                                                                             ------------    ------------
Additions (deductions) to net assets attributed to:
  Investment income:
    Net appreciation in fair value of investments:
      The Kroger Co. common stock                                            $ 71,942,470    $ 20,271,879
    Interest:                                                                ------------    -------------
      Short-term investments                                                      178,049          88,758
      Investment contracts with insurance companies, investments in BASIC,
        investments in PIMCO, investments in State Street Fixed Fund            5,442,050       4,771,562
                                                                             ------------    ------------
                                                                                5,620,099       4,860,320
                                                                             ------------    -------------
   Net investment income (loss) of trust funds managed by:
     State Street Research and Management                                       2,760,524        (476,358)
     Mellon Capital Stock Index Fund                                            2,963,792          49,026
                                                                             ------------    -------------
                                                                                5,724,316        (427,332)
Contributions:                                                               ------------    -------------
  Employer                                                                      2,797,626       2,787,292
  Employee                                                                     21,079,737      19,821,765
                                                                             ------------    -------------
                                                                               23,877,363      22,609,057
                                                                             ------------    -------------
    Total additions                                                           107,164,248      47,313,924
                                                                             ------------    -------------
Deductions from net assets attributed to:
  Benefits paid to participants                                                10,927,021       8,322,475
  Administrative expenses                                                          67,159          71,922
                                                                             ------------    -------------
    Total deductions                                                           10,994,180       8,394,397
                                                                             ------------    -------------
Increase in net assets available for plan benefits                             96,170,068      38,919,527
Net assets available at beginning of period                                   219,308,990     180,389,463
                                                                             ------------    -------------
Net assets available at end of period                                        $315,479,058    $219,308,990
                                                                             ============    =============







See accompanying notes to financial statements.

                        DILLON COMPANIES, INC.
              EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                     Notes to Financial Statements

                      December 31, 1995 and 1994

1)   Summary of Significant Accounting Policies
     ------------------------------------------
     The accompanying financial statements have been prepared on an accrual basis and present the net assets available for plan benefits and changes in those net assets based on fair value (quoted market prices where available) or estimated fair values. Fixed investments are valued at contract value (cost plus accrued interest). Purchases and sales of The Kroger Co. common stock are recorded on a trade date basis. The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

     In 1995, the Plan adopted the American Institute of Certified Public Accountants Statement of Position (SOP) 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans". SOP 94-4 requires that investment contracts that are fully benefit-responsive be stated at contract value, which may or may not be equal to fair value, and all other investment contracts be stated at fair value. The adoption of SOP 94-4 did not have a material effect on the financial position and changes in financial position of the Plan.

2)   Description of Dillon Companies, Inc. Employees' Stock
     Ownership and Savings Plan
     -------------------------------------------------------
     Employees of Dillon Companies, Inc. and its subsidiaries with one year of service and who have attained age 21 are eligible to become a participant as of the earliest January 1 or July 1 following completion of said eligibility requirements.

     The interest of all participants in the Plan are fully vested at all times and are not subject to forfeiture or cancellation under any circumstances. Plan assets are for participants only and may never revert to the employer.

     Plan income and expenses for each period are allocated to the participants accounts in the ratio that the balance in the account of each participant bears to the balance of all the participants' accounts immediately before the allocation. ESOP employer contributions are allocated based on participants' salaries as stated in the Plan.

     All distributions to participants are in cash or in whole shares of The Kroger Co. common stock (cash is paid for fractional shares). Participants and beneficiaries individually exercise voting rights on the shares of The Kroger Co. common stock allocated to their account.

     Dividends are allocated to participants' accounts in the same manner as earnings.

     Under the 401(k) salary reduction provision, Plan participants may make an election to have the Company contribute to the Plan on their behalf from two percent (2%) to twenty percent (20%) of the qualifying compensation that would otherwise be payable to them for the Plan year.

     A basic matching employer contribution is allocated to participants of the Stock Fund equal to ten percent (10%) of salaries directed by participants. A supplemental employer contribution is allocated in proportion to all participants' salaries directed to all investments. The supplemental contribution is based on the annual financial results of The Kroger Co. and determined annually by the Board of Directors. The supplemental contribution ranges from none to twenty percent (20%) of participant contributions. For 1995 and 1994, the Company made both a basic matching contribution and a supplemental contribution.

     The Company currently has discontinued contributions to the ESOP portion of the Plan and has no present intentions to resume such contributions.

     Participants of the 401(k) portion of the Plan and
participants of the ESOP portion of the Plan who are over age    55
are allowed quarterly and annual investment option selections, respectively, to direct all or a portion of their contributions to the following funds:

                                Fixed
                                Index
                                Balanced
                                Kroger Stock

3)   Investments
     -----------
     The Dillon Companies, Inc. Employee Master Trust was formed on July 1, 1987, as the funding medium for various employee benefit plans administered by the Company. All assets of the Dillon Companies, Inc. Profit Sharing and Savings Plan, Dillon Companies, Inc. Pension Plan, and Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan (the Plan) are funded through the Dillon Companies, Inc. Employee Master Trust. The allocation of assets between plans is based upon individual plan assets adjusted monthly for contributions, benefit payments, earnings and administrative expenses.

     The Plan's investments are held by the Dillon Companies, Inc. Employee Master Trust (the Trust) and are administered by the Dillon Companies, Inc. Trust Committee. The Trust Committee selects investment managers to manage certain assets of the Plan. The net change in funds managed by investment managers includes revenue earned, unrealized and realized gains and losses on investments, and fiduciary expenses. The investments and changes therein of the trust funds managed by investment managers have been reported to the Plan by the trustees as having been determined through the use of fair
value or estimated fair values for all assets and liabilities    of
the trust funds.

4)   Fixed Investments
     -----------------
     The Plan had the following fixed investments in the fixed fund as of December 31, 1995:

     * Investment contracts with insurance companies with annual crediting interest rates varying from 3.55% to 9.92% and maturities from one month to nine years.

     *    Benefit Accessible Securities Investment Contracts
          (BASICs) with annual crediting interest rates ranging from 6.00% to 8.75% and maturities from four to 12 years.

     *    Investment in Pacific Investment Management Company
          (PIMCO) with a variable crediting interest rate of 6.8%. The variable crediting interest rate is adjusted quarterly.

     * Investment in Providian Capital Management (State Street Fixed Fund) with a variable crediting interest rate of 7.49%. The variable crediting interest rate is adjusted quarterly.

     The crediting interest rate for investment contracts with insurance companies and BASICs is the contract rate. The crediting interest rate for investments in PIMCO and State Street Fixed Fund is based upon a predetermined formula which factors in duration, market value, and book value of the portfolio. The minimum crediting interest rate for these investments is zero percent.

     All of the Plan's fixed investments are fully benefit-responsive. A fully benefit-responsive investment provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans, or withdrawals initiated by plan participants under the terms of the ongoing Plan. Certain employer initiated events (i.e. lay-offs, mergers, bankruptcy, plan termination) are not eligible for the liquidity guarantee.

     The following information is presented in the aggregate for the fixed investments:

                                    1995              1994
                                 -----------       -----------
             Fair Value          $81,600,836       $69,560,527
             Average Yield          7.85%             8.13%

     The fair value of the fixed investments are calculated as the aggregate present value of the underlying cash flows using interest rates quoted for securities with similar duration and credit risk.

5)   Tax Status
     ----------
     The Internal Revenue Service has issued a determination letter to the Plan that the requirements for a qualified plan under
     Section 401(a) of the Internal Revenue Code have been met and the Plan is exempt from federal and state income taxes. The Plan has been amended since receiving the determination letter and Plan management believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code.

6)   Priorities Upon Termination of the Plan
     ---------------------------------------
     It is the intent of the Company to continue the Plan indefinitely; however, the Company reserves the right to terminate the Plan at any time.

     In the event of termination of the Plan, the Trustees shall continue to administer the Plan in accordance with the provisions of the Plan until all obligations have been discharged or satisfied.

7)   Use of Estimates
     ----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the Plan s financial statements and the reported changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

8)   Summary of Changes in Investment Options
     ----------------------------------------

                                                                                   Kroger
                                      Fixed          Index         Balanced         Stock          Total
1995                               ------------   ------------   ------------   -------------  --------------
- -----
  ESOP
   Beginning Balance 12-31-94      $ 2,269,628    $   156,705    $   182,280    $ 48,786,162   $  51,394,775
     Transfers                         468,702         85,313        172,893        (726,908)              -
     Withdrawals                      (226,663)       (10,393)       (22,845)       (958,671)     (1,218,572)
     Earnings, net                     167,287         56,463         43,770      24,800,263      25,067,783
                                   ------------   ------------   ------------   -------------  --------------
   Ending Balance 12-31-95         $ 2,678,954    $   288,088    $   376,098    $ 71,900,846      75,243,986
                                   ============   ============   ============   =============  --------------

  401(k)
   Beginning Balance 12-31-94      $67,843,290    $ 6,605,789    $ 9,936,025    $ 83,529,111     167,914,215
     Transfers                      (2,538,104)     4,009,820      1,510,727      (2,982,443)              -
     Withdrawals                    (4,253,340)      (396,152)      (400,834)     (4,658,123)     (9,708,449)
     Contributions -- Employee       8,109,482      1,381,200      1,835,906       9,753,149      21,079,737
     Contributions -- Employer               -              -              -       2,797,626       2,797,626
     Earnings, net                   5,374,948      2,916,117      2,718,671      47,142,207      58,151,943
                                   ------------   ------------   ------------   -------------  --------------
   Ending Balance 12-31-95         $74,536,276    $14,516,774    $15,600,495    $135,581,527     240,235,072
                                   ============   ============   ============   =============  --------------
     Total                                                                                      $315,479,058
                                                                                               ==============
1994
- -----
 ESOP
   Beginning Balance 12-31-93      $ 1,852,416    $   166,571    $   293,174    $ 42,569,029    $ 44,881,190
     Transfers                         433,761          4,887        (85,116)       (353,532)              -
     Withdrawals                      (156,321)      (14,913)        (14,644)       (925,556)     (1,111,434)
     Earnings, net                     139,772            160        (11,134)      7,496,221       7,625,019
                                   ------------   ------------   ------------   -------------   -------------
   Ending Balance 12-31-94         $ 2,269,628    $   156,705    $   182,280    $ 48,786,162      51,394,775
                                   ============   ============   ============   =============   -------------
401(k)
   Beginning Balance 12-31-93      $53,686,683    $ 5,794,838    $11,181,955    $ 64,844,797     135,508,273
     Transfers                       4,083,862       (191,898)    (1,988,970)     (1,902,994)              -
     Withdrawals                    (2,445,836)      (234,083)      (591,612)     (3,939,510)     (7,211,041)
     Contributions -- Employee       7,867,290      1,187,743      1,802,864       8,963,868      19,821,765
     Contributions -- Employer               -              -              -       2,787,292       2,787,292
     Earnings, net                   4,651,291         49,189       (468,212)     12,775,658      17,007,926
                                   ------------   ------------   ------------   -------------   -------------

   Ending Balance 12-31-94         $67,843,290    $ 6,605,789    $ 9,936,025    $ 83,529,111     167,914,215
                                   ===========    ===========    ===========    ============    -------------
     Total                                                                                      $219,308,990
                                                                                                =============

                        DILLON COMPANIES, INC.
              EMPLOYEES  STOCK OWNERSHIP AND SAVINGS PLAN

     Item 27(a) - Schedule of Assets Held for Investment Purposes
                            (Master Trust)

                           December 31, 1995

                                                     Annual
                                                    Interest    Maturity                    Carrying
                                                      Rate        Date         Cost          Value
                                                    --------    --------    -----------   -----------

Investments with The Northern Trust Company:
- -------------------------------------------
      Short Term Investments (Cash Equivalents)                             $18,763,000   $19,532,501
                                                                            ===========   ===========


      Allocation:
      -----------
         Profit Sharing                                                     $11,993,076   $12,484,932

         Pension                                                              1,612,846     1,678,991

         ESOP 401(k)                                                          5,157,078     5,368,578
                                                                            -----------   -----------
                                                                            $18,763,000   $19,532,501
                                                                            ===========   ===========




                        DILLON COMPANIES, INC.
              EMPLOYEES  STOCK OWNERSHIP AND SAVINGS PLAN
     Item 27(a) - Schedule of Assets Held for Investment Purposes
                            (Master Trust)

                           December 31, 1995

                                                     Annual
                                                    Interest    Maturity                    Carrying
                                                      Rate        Date         Cost          Value
                                                    --------    --------    -----------   -----------
Investment Contracts with Insurance Companies:
- ----------------------------------------------
  Allstate Life Insurance                             9.30%       1997      $ 2,000,000   $ 3,141,950
  Confederation Life Insurance                          -                     1,000,000     1,031,995
  Connecticut Mutual Life                             9.25%       1996
                                                   to 9.60%     to 1997       6,000,000     9,795,668
  John Hancock Mutual Life                            8.84%       1996
                                                   to 9.72%     to 1998       9,000,000    12,623,177
  Hartford Life Insurance                             8.50%       1996
                                                   to 9.48%     to 1998       5,000,000     7,854,702
  Life Insurance Co. of Georgia                       9.43%
                                                   to 9.58%       1996        4,000,000     4,307,250
  Massachusetts Mutual Life                           8.93%
                                                   to 9.92%       1996        8,500,000    13,997,971
  Metropolitan Life Insurance                         6.85%
                                                   to 6.95%       1997        2,411,556     3,242,851
  Mutual Benefit Life of New Jersey                   3.55%       2004        1,500,000     1,824,023
  Ohio National Life                                  8.21%
                                                   to 8.87%       1998        5,000,000     7,100,468
  Provident Mutual Life Insurance                     8.82%       1998        1,000,000     1,086,186
  Travelers Insurance Company                         8.80%
                                                   to 9.10%       1998        2,000,000     2,100,861

  Alliance Capital Management Corporation          Variable      Variable         6,125         6,125
  Investment Contract Reserve for Loss                                                -      (175,000)
  Pension - Investment Contract Valuation                                             -       118,003
                                                                            -----------   ------------

     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $47,417,681   $68,056,230
                                                                            ===========   ============
     Allocation:
     -----------
         Profit Sharing                                                     $31,779,464   $45,532,392
         Pension                                                              2,648,774     3,795,062
         Pension - Investment Contract Valuation                                      -       118,003
         ESOP 401(k)                                                         12,989,443    18,610,773
                                                                            -----------   ------------
                                                                            $47,417,681   $68,056,230
                                                                            ===========   ============


                        DILLON COMPANIES, INC.
              EMPLOYEES  STOCK OWNERSHIP AND SAVINGS PLAN

     Item 27(a) - Schedule of Assets Held for Investment Purposes
                            (Master Trust)

                           December 31, 1995

                                           Annual
                                           Interest           Maturity                    Carrying
                                            Rate                Date          Cost          Value
                                           ---------         ----------    -----------   ----------
Investments in BASIC:
- ---------------------
   FNMA 90-128H                             8.500%              2007       $ 2,143,508   $ 2,243,450
   FNMA 90-6G                               8.750%              2008         2,467,528     2,463,465
   FNMA 89-50E                              8.625%              2003         1,168,104     1,143,028
   FNMA 92-16KD                             7.000%              2005         4,759,312     4,841,694
   FNMA 92-134H                             7.500%              2005         6,838,022     7,054,456
   FHLMC 1365PI                             7.250%              2005         3,961,844     4,094,693
   FNMA 92-182PH                            7.000%              2005         2,881,109     3,028,586
   FNMA 92-200H                             7.000%              2006         2,946,875     3,073,607
   FHLMC 1458J                              7.000%              2005         4,856,601     5,018,666
   FHLMC 1457PJ                             7.000%              2006         4,922,875     5,072,338
   FHLMC 1542H                              6.500%              2003         6,032,812     6,157,008
   FHLMC 1625H                              6.000%              2008         9,695,312     9,785,607
   FNMA 93-134G                             6.500%              2006         7,415,000     7,533,270
   FNMA 94-48E                              6.000%              2007         6,002,062     6,104,578
   FNMA 94-10PC                             6.500%              2005         9,006,250     9,142,324
   5 YR UST                                 7.750%              1999         4,005,212     4,160,035
   10 YR UST                                7.875%              2004         4,042,185     4,079,847
   FNMA 93-107D                             6.500%              2002         2,902,969     2,927,336
   FNMA 93-118H                             6.500%              2004         5,932,992     5,968,783
   FNMA 93-209J                             6.000%              2008         4,641,333     4,674,408
   Pension - BASIC Valuation                                                         -        77,011
                                                                           -----------    ----------
      Total Dillon Companies,Inc.
      Employee Master Trust                                                $96,621,905   $98,644,190
                                                                           ===========   ===========
Allocation:
- ------------
   Profit Sharing                                                          $67,501,360   $68,860,355
   Pension                                                                   1,530,241     1,561,049
   Pension - BASIC Valuation                                                         -        77,011
   ESOP 401(k)                                                              27,590,304    28,145,775
                                                                           -----------   -----------
                                                                           $96,621,905   $98,644,190
                                                                           ===========   ===========

                        DILLON COMPANIES, INC.
              EMPLOYEES  STOCK OWNERSHIP AND SAVINGS PLAN

     Item 27(a) - Schedule of Assets Held for Investment Purposes
                            (Master Trust)

                           December 31, 1995

                                           Annual
                                           Interest           Maturity                    Carrying
                                            Rate                Date          Cost          Value
                                           ---------         ----------    -----------   ----------
Investments in PIMCO:
- ---------------------
   Total Dillon Companies,Inc.
   Employee Master Trust                     6.860%           Variable     $ 43,000,000  $ 49,160,325
                                                                           ============  ============
Allocation:
- -----------
   Profit Sharing                                                          $ 30,523,796  $ 34,896,738
   Pension                                                                            -             -
   ESOP 401(k)                                                               12,476,204    14,263,587
                                                                           ------------   -----------
                                                                           $ 43,000,000  $ 49,160,325
                                                                           ============  ============
Investments in State Street Fixed Fund:
- ---------------------------------------

   Total Dillon Companies, Inc.
   Employee Master Trust                     7.485%           Variable     $ 37,000,000  $ 39,438,803
                                                                           ============  ============

   Allocation:
   -----------
      Profit Sharing                                                       $ 26,264,662  $ 27,995,860
      Pension                                                                         -             -
      ESOP 401(k)                                                            10,735,338    11,442,943
                                                                           ------------  ------------
                                                                           $ 37,000,000  $ 39,438,803
                                                                           ============  ============
Investments in The Kroger Co. Common Stock:
- -------------------------------------------
   Total Dillon Companies, Inc.
   Employee Master Trust                                                   $115,528,312  $322,059,850
                                                                           ============  ============
   Allocation:                   Shares
   -----------                   ------
   Profit Sharing              2,834,564                                   $ 41,765,504  $105,941,833
   Pension                       231,054                                      2,785,347     8,635,644
   ESOP      401(k)            5,551,368                                     70,977,461   207,482,373
                               ---------                                    -----------  ------------
                               8,616,986                                   $115,528,312  $322,059,850
                               =========                                   ============  ============

Investments in The Northern Trust Company:
- ------------------------------------------


   Total Dillon Companies, Inc.
   Employee Master Trust                                                   $ 43,809,645  $ 53,425,716
                                                                           ============  ============
   Allocation:
   -----------
   Profit Sharing                                                          $          -  $          -
   Pension                                                                   43,809,645    53,425,716
   ESOP 401(k)                                                                        -             -
                                                                           ------------  ------------
                                                                           $ 43,809,645  $ 53,425,716
                                                                           ============  ============

                     DILLON COMPANIES, INC.
              EMPLOYEES  STOCK OWNERSHIP AND SAVINGS PLAN

     Item 27(a) - Schedule of Assets Held for Investment Purposes
                            (Master Trust)

                           December 31,1995


                                           Annual
                                           Interest           Maturity                    Carrying
                                            Rate                Date          Cost          Value
                                           ---------         ----------    -----------   ----------
Investments in Trust Funds Managed by:
- --------------------------------------
   State Street Research and Management:
   Total Dillon Companies, Inc.
   Employee Master Trust                                                   $49,486,694   $57,720,291
                                                                           ===========   ===========
   Allocation:
   -----------
   Profit Sharing                                                          $36,090,532   $42,095,275
   Pension                                                                           -             -
   ESOP 401(k)                                                              13,396,162    15,625,016
                                                                           -----------   -----------
                                                                           $49,486,694   $57,720,291
                                                                           ===========   ===========
Mellon Capital Stock Index Fund:
- --------------------------------

   Total Dillon Companies, Inc.
   Employee Master Trust                                                   $32,147,262   $42,378,552
                                                                           ===========   ===========
   Allocation:
   -----------
   Profit Sharing                                                          $21,282,290   $28,055,660
   Pension                                                                           -             -
   ESOP 401(k)                                                              10,864,972    14,322,892
                                                                           -----------   -----------
                                                                           $32,147,262   $42,378,552
                                                                           ===========   ===========

                        DILLON COMPANIES, INC.
              EMPLOYEES  STOCK OWNERSHIP AND SAVINGS PLAN

           Item 27(d) - Schedule of Reportable Transactions
                            (Master Trust)

                     Year Ended December 31, 1995
                                                                                             Current
                                                                                               Value on
                                                     Selling        Cost of           Date of        Net Gain
Description of Transaction             Price          Price          Asset            Transactions   or (Loss)
- ---------------------------------    -----------   ------------   ------------      --------------   ---------
The Northern Trust Company
  time deposits                      $71,663,000        --        $ 71,663,000       $71,663,000         --
The Northern Trust Company
  time deposits                           --        $71,500,000     71,500,000        71,500,000         --
Allstate Life Insurance
  Investment contract                     --          5,000,000      5,000,000         5,000,000         --
Canada Life Assurance
  Investment contract                     --          1,000,000      1,000,000         1,000,000         --
Connecticut Mutual
  Investment contract                     --          5,000,000      5,000,000         5,000,000         --
Great West Life Assurance
  Investment contract                     --          2,500,000      2,500,000         2,500,000         --
John Hancock Mutual Life
  Investment contract                     --          2,000,000      2,000,000         2,000,000         --
Hartford Life Insurance
  Investment contract                     --          2,000,000      2,000,000         2,000,000         --
Sun Life Assurance Co.
  Investment contract                     --          4,000,000      4,000,000         4,000,000         --
5 YR UST
  BASIC contract                       4,005,212          --         4,005,212         4,005,212         --
10 YR UST
  BASIC contract                       4,042,185          --         4,042,185         4,042,185         --
FNMA 93-107D
  BASIC contract                       2,902,969          --         2,902,969         2,902,969         --
FNMA 93-118H
  BASIC contract                       5,932,992          --         5,932,992         5,932,992         --
FNMA 93-209J
  BASIC contract                       4,641,333          --         4,641,333         4,641,333         --
State Street Fixed Fund
  trust investment                    17,000,000          --        17,000,000        17,000,000         --
Mellon Capital Index Fund
  trust investment                    12,850,000          --        12,850,000        12,850,000         --
State Street Research & Management Co.
  trust investment                     6,500,000          --         6,500,000         6,500,000         --
State Street Research & Management Co.
  trust investment                        --          1,900,000      1,900,000         1,900,000         --
The Northern Trust Company
  trust investment                     1,799,982          --         1,799,982         1,799,982         --
The Northern Trust Company
  The Kroger Co. common stock
  53,637 shares                           --          1,799,982        646,590         1,799,982     $1,153,392
Merrill Lynch
  The Kroger Co. common stock
  126,100 shares                       4,258,790          --         4,258,790         4,258,790         --
Merrill Lynch
  The Kroger Co. common stock
  46,100 shares                           --          1,267,314        622,152         1,267,314        645,162